Exhibit 99.2

During its quarterly earnings conference call on October 20, 2004, Lucent Technologies Inc. (the “Company”) provided the following information:

•	The Company expects its annual revenues for fiscal 2005 to increase on a percentage basis in the mid-single digits, which the Company believes is at or above the market growth rate.

•	The Company expects to achieve an annual gross margin rate for fiscal 2005 on a percentage basis in the low 40’s. Quarterly gross margin rates may be subject to fluctuations.

•	The Company expects annual operating expenses as a percentage of revenues to be about 30%.

•	The Company is not providing any quarterly guidance.

The above are forward-looking statements about the Company’s expectations for future performance. Actual results could differ materially from those suggested by the foregoing statements. Information about factors that could affect future results are addressed in the Company’s SEC filings, including the Company’s reports on Forms 10-K, 10-Q, and 8-K. A summary of these factors are also included in the press release filed as Exhibit 99.1 to the Form 8-K to which this exhibit is filed.